UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2018

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

 1129 N. McDowell Blvd.

Petaluma, CA 94954

(Address of principal executive offices)

(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On March 2, 2018, we entered into a placement agency agreement with Dawson James Securities, Inc., as the representative of the placement agents, with respect to the issuance and sale of an aggregate of 1,428,570 shares of our common stock, par value $0.0001 per share at a public offering price of $3.50 per share in a public offering. Dawson James Securities, Inc. acted as the lead placement agent and The Benchmark Company, LLC acted as a co-placement agent, or collectively the placement agents, in the public offering.

The shares of common stock were being offered and sold to the public pursuant to the Company’s registration statement on Form S-3 and an accompanying prospectus (File No. 333-221477), which was declared effective by the Securities and Exchange Commission on November 27, 2017, a preliminary prospectus supplement filed with the Securities and Exchange Commission on March 2, 2018, and a final prospectus supplement filed with the Securities and Exchange Commission on March 5, 2018.

The net proceeds to us from the sale of the shares of common stock are expected to be approximately $4.6 million, after deducting placement agent commissions and other estimated offering expenses payable by us.

Pursuant to the placement agency agreement, we agreed to pay the placement agents a cash fee equal to 8% of the aggregate gross proceeds raised in the public offering, excluding any proceeds from the sale of shares to Montreux Equity Partners. We also agreed to issue the placement agents warrants to purchase up to 42,857 shares of our common stock. The placement agent warrants will be exercisable beginning on August 28, 2018 and ending on March 1, 2023 and have an exercise price of $4.375 per share. We also agreed to pay certain expenses of the placement agents, including legal and diligence fees, in any case not to exceed $65,000.

The placement agency agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and the placement agents, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the placement agency agreement were made only for purposes of such placement agency agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the placement agent agreement.

The placement agency agreement provides that we agree, for a period of 60 days from the date of this offering, that we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, except for the exercise of outstanding options and warrants, securities issued for compensation; or (b) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, other than pursuant to a registration statement on Form S-8 for employee benefit plans.

Our officers and directors have also agreed, subject to limited exceptions, for a period of 60 days after the date of the placement agency agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the placement agency agreement or thereafter acquired without the prior written consent of the placement agent. The placement agents may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

With certain exceptions, Dawson James Securities, Inc. shall be entitled to the same fees as provided in this offering with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to us by investors whom Dawson James had introduced to us or that participated in this offering, if such financing is consummated at any time within the 6-month period following completion of the offering, subject to any rights already granted to Benchmark. We also granted Dawson James the right of first refusal to act as lead managing underwriter and sole bookrunner, or as lead placement agent, for any and all future equity, equity-linked or convertible debt, excluding revolving loan debt offerings, at the market sales or funds from certain purchasers, during such 6-months period, of the Company, or any successor to or any subsidiary of the Company, subject to rights already granted to Benchmark.

2

As part of this public offering, on March 1, 2018, we also entered into a separate securities purchase agreement with Montreux Equity Partners V, L.P., with respect to the sale and purchase of an aggregate of 571,428 shares of our common stock offered in the offering at the public offering price of $3.50 per share. Pursuant to the securities purchase agreement, we agreed to pay to Montreux Equity Partners V, L.P. the fees and expenses of its advisers, counsel, accountants, and other experts, and to pay for all transfer agent fees and other related taxes in connection with the delivery of the shares of common stock up to a maximum amount of $60,000.

The securities purchase agreement contains customary representations, warranties and agreements by us and Montreux Equity Partners V, L.P., customary conditions to closing, other obligations of the parties and a termination provision. The representations, warranties and covenants contained in the securities purchase agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the securities purchase agreement.

The foregoing descriptions of the placement agency agreement and the securities purchase agreement is not complete and is qualified in their entirety by reference to the full text of the placement agency agreement and the securities purchase agreement, copies of which are filed herewith as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the placement agency agreement and the securities purchase agreement into our shelf registration statement on Form S-3 (File No. 333-221477) previously filed with the Securities and Exchange Commission.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, our planned spin-off, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

3

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Placement Agent Warrant granted to Dawson James Securities, Inc. and The Benchmark Company, LLC in connection with the March 2, 2018 public offering, dated March 6, 2018.
5.1*	Opinion of Trombly Business Law, PC
10.1*	Placement Agency Agreement entered into by and between Sonoma Pharmaceuticals, Inc. and Dawson James Securities, Inc. as representative of the placement agents, dated March 2, 2018.
10.2*	Securities Purchase Agreement entered into by and between Sonoma Pharmaceuticals, Inc. and Montreux Equity Partners V, L.P., dated March 1, 2018.
23.1*	Consent of Trombly Business Law, PC (incorporated in Exhibit 5.1).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: March 6, 2018	By:	/s/ Robert Miller
	Name: Title:	Robert Miller Chief Financial Officer

4